Report of Independent Registered Public
Accounting Firm

To the Trustees and Shareholders of
Undiscovered Managers Funds

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Undiscovered Managers Behavioral Growth Fund,
Undiscovered Managers Behavioral Value Fund,
Undiscovered Managers REIT Fund and UM Small
Cap Growth Fund (hereafter collectively
referred to as the 'Funds') at August 31, 2004, the results of each of their operations and the changes in each of their net assets for the year then ended and the financial highlights of the year or period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Funds management; our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2004 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The statement of changes in net assets and the financial highlights for the periods ended August 31,
 2003 were audited by other independent
auditors whose report, dated October 17, 2003, expressed an unqualified opinion on those statements.


PricewaterhouseCoopers LLP
New York, New York
October 19, 2004